UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Capnia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0523891
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Twin Dolphin Drive, Suite 160

Redwood City, California 94025

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of common stock, par value $0.001 per share, and a warrant to purchase one share of common stock	NASDAQ Capital Market

Common stock, par value $0.001 per share	NASDAQ Capital Market

Warrants to purchase common stock	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-196635

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of Capnia, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-196635), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2014, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.3(1)	Bylaws of the Registrant.

4.1(1)	Form of Registrant’s common stock certificate.

4.3(1)	Form of Warrant Agreement.

4.4(1)	Form of Registrant’s warrant certificate.

4.16(1)	Form of Registrant’s unit certificate.

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 8, 2014	CAPNIA, INC.

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer